EXHIBIT 5

                            AGREEMENT TO BE BOUND BY
                             JOINT FILING AGREEMENT
                              AND POWER OF ATTORNEY

The undersigned, ASHER B. EDELMAN & ASSOCIATES LLC, hereby agrees to be bound, as though an original signatory, by the provisions of the Agreement Regarding Joint Filing Under Section 13(d) of the Exchange Act entered into among Asher B. Edelman, Edelman Value Partners, L.P., Edelman Value Fund, Ltd., A.B. Edelman Management Company, Inc., Robin Rodriguez, Kamikaze Trading LLC, Amalgamated Sludge LLC, and Cordell Consultants, Inc. (VA) Money Purchase Plan (collectively, the "Initial Reporting Persons") and the Power of Attorney in favor of Scott G. Kasen executed by the Initial Reporting Persons, in each case in connection with the filing of a statement of beneficial ownership (and amendments thereto) with respect to ESC Medical Systems, Inc.

Dated: July 16, 1999

ASHER B. EDELMAN & ASSOCIATES LLC


By: /s/ Asher B. Edelman
    -------------------------------------
        Asher B. Edelman, Managing Member


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